Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Second Quarter 2013 Results

Second Quarter Highlights

  GAAP EPS of $0.24
  Strong Growth in Core Fee Income
  Return on Average Tangible Equity (ROATE) of 14.30%; Return on Average Assets (ROA) of 1.01%
  Continued Improvement in Credit Quality Metrics
  Efficiency Ratio Under 60%

LITITZ, Pa.--(BUSINESS WIRE)--July 24, 2013--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced that it earned net income for the second quarter ended June 30, 2013 of $45.6 million, or $0.24 per diluted share, compared to $37.8 million, or $0.20 per diluted share, for the second quarter of 2012. Net income for the first six months of 2013 was $88.0 million, or $0.47 per diluted share, compared with $61.3 million, or $0.34 per diluted share for the same period in 2012.

“Our second quarter results demonstrate the success of our employees in executing upon the key elements of our strategic plan. With a focus on providing exceptional service and building enduring relationships with customers, we have achieved strong growth in commercial and consumer loans, core deposits, and non-interest income during the past year,” said William J. Reuter, Chairman and Chief Executive Officer of Susquehanna. “Our key profitability metrics - including return on average tangible equity, return on average assets and efficiency ratio - have all experienced significant improvement as well.”

Linked Quarter Results (Second Quarter 2013 vs. First Quarter 2013)

  Loans and leases increased $158.1 million or 1.2% from March 31, 2013 to $13.2 billion at June 30, 2013. Changes for the quarter in each major loan category were as follows:
    Commercial loans decreased 1.0%.
    Real estate – construction loans decreased 1.2%.
    Real estate secured – residential loans increased 0.5%.
    Real estate secured – commercial loans increased 1.5%.
    Consumer loans increased 5.7%.
    Leases increased 6.3%.
  Total deposits increased $72.8 million or 0.6% from March 31, 2013 to $12.8 billion at June 30, 2013. Changes for the quarter in each major deposit category were as follows:
    Non-interest bearing demand deposits increased 0.7%.
    Interest-bearing demand deposits decreased 1.1%.
    Savings deposits increased 0.8%
    Time deposits increased 3.1%.
  Net interest margin declined 9 basis points to 3.88% for the second quarter of 2013, compared to 3.97% for the first quarter of 2013.
  Non-interest income increased to $49.1 million for the second quarter of 2013, compared to $42.6 million for the first quarter. Other non-interest income included $2.3 million in claim proceeds from bank-owned life insurance.
  Non-interest expense for the second quarter of 2013 increased to $119.7 million, compared to $117.7 million in the prior quarter.
  The efficiency ratio for the second quarter of 2013 improved to 59.57%, compared to 60.17% in the first quarter.
  Net charge-offs as a percentage of average loans and leases for the quarter ended June 30, 2013 was 0.30% compared to 0.62% for the first quarter. Non-performing assets as a percentage of loans, leases and foreclosed real estate owned decreased to 0.94% at June 30, 2013, compared to 0.97% at March 31, 2013. The provision for loan and lease losses for the quarter ended June 30, 2013 was stable at $12.0 million. The allowance for loan and lease losses was $178.6 at June 30, 2013, representing 1.36% of total loans and leases and 170% of nonaccrual loans and leases, compared to $176.4 million at March 31, 2013, representing 1.36% of total loans and leases and 171% of nonaccrual loans and leases.

Second Quarter Results (Second Quarter 2013 vs. Second Quarter 2012)

  Loans and leases increased $571.9 million or 4.5% from June 30, 2012 to $13.2 billion at June 30, 2013. Changes for the twelve month period in each major loan category were as follows:
    Commercial loans increased 8.9%.
    Real estate - construction loans decreased 17.9%.
    Real estate secured - residential loans increased 3.2%.
    Real estate secured - commercial loans were generally flat.
    Consumer loans increased 12.8%.
    Leases increased 44.0%.
  Total deposits increased $73.7 million or 0.6% to $12.8 billion at June 30, 2013, as a 6.2% increase in core deposits was offset by a 10.2% decrease in time deposits. Changes for the twelve month period in each major deposit category were as follows:
    Non-interest-bearing demand deposits decreased 0.5%.
    Interest-bearing demand deposits increased 8.2%.
    Savings deposits increased 7.8%.
    Time deposits decreased 10.2%.
  Net interest margin decreased 22 basis points to 3.88% compared to 4.10% for the second quarter of 2012.
  The efficiency ratio for the second quarter of 2013 improved to 59.57% from 60.21% in the second quarter of 2012, calculated after excluding pre-tax merger related expenses for the second quarter of 2012.
  Net charge-offs as a percentage of average loans and leases for the quarter ended June 30, 2013 was 0.30% compared to 0.65% for the second quarter of 2012. Non-performing assets as a percentage of loans, leases and foreclosed real estate was 0.94% at June 30, 2013 compared to 1.26% at June 30, 2012. The provision for loan and lease losses for the quarter ended June 30, 2013 was $12.0 million, compared to $16.0 million for the quarter ended June 30, 2012. The allowance for loan and lease losses was $178.6 million at June 30, 2013, representing 1.36% of total loans and leases and 170% of nonaccrual loans and leases, compared to $190.6 million at June 30, 2012, representing 1.51% of total loans and leases and 150% of nonaccrual loans and leases.
  Return on average assets and average tangible equity (1) for the second quarter ended June 30, 2013 finished at 1.01% and 14.30%, respectively. This compared to results of 0.85% and 13.23%, for the same measurements, respectively, for the second quarter of 2012.

(1) Return on average tangible equity is a non-GAAP based financial measure. Please refer to the calculations and management’s reasons for using this measure in the accompanying financial schedules.

  Susquehanna’s capital ratios continue to exceed those required to be considered “well-capitalized” under the current regulatory requirements, with a Tier 1 risk-weighted capital ratio of 11.54% and a total risk-weighted capital ratio of 12.94%, each as of June 30, 2013. On July 2, 2013, the Federal Reserve Board approved new rules related to capital adequacy as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The new rules become effective for Susquehanna on January 1, 2015, with an implementation period that stretches to 2019. Based on a preliminary analysis of the new rules, management believes that it would be fully compliant with the revised standards as of June 30, 2013 if they were effective on that date.

Additional Events

  On July 17, 2013, Susquehanna’s Board of Directors declared a third quarter dividend of $0.08 per common share, payable August 20, 2013 to shareholders of record as of July 31, 2013.

Susquehanna will broadcast its second quarter 2013 results conference call over the Internet on July 25, 2013 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of second quarter 2013 results. The discussion may also include forward-looking information and financial targets. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the second quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna is a financial services holding company with assets of approximately $18.1 billion. Headquartered in Lititz, Pa., Susquehanna provides banking and financial services at 261 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $7.7 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested through Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of Susquehanna’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; deteriorating economic conditions; and other risks and uncertainties, including those detailed in Susquehanna’s filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
(in thousands, except per share data)
						Six Months Ended
						June 30,
	2Q13	1Q13	4Q12	3Q12	2Q12	2013	2012
Balance Sheet (EOP)
Investments	$2,494,178	$2,552,600	$2,730,335	$2,908,404	$2,866,119	$2,494,178	$2,866,119
Loans and leases	13,157,762	12,999,703	12,894,741	12,675,607	12,585,912	13,157,762	12,585,912
Allowance for loan and lease losses	178,594	176,377	184,020	186,897	190,628	178,594	190,628
Total assets	18,083,039	17,967,174	18,037,667	18,106,730	18,040,009	18,083,039	18,040,009
Deposits	12,764,232	12,691,432	12,580,046	12,725,379	12,690,524	12,764,232	12,690,524
Other short-term borrowings	706,065	786,251	817,577	762,257	648,675	706,065	648,675
Federal Home Loan Bank borrowings	1,161,995	1,044,480	1,199,062	1,110,884	1,015,724	1,161,995	1,015,724
Other long-term debt	489,002	501,559	513,401	639,753	678,282	489,002	678,282
Shareholders' equity	2,644,940	2,639,489	2,595,909	2,584,682	2,544,730	2,644,940	2,544,730

Average Balance Sheet
Investments	$2,503,991	$2,603,595	$2,764,886	$2,811,730	$2,704,232	$2,553,518	$2,625,820
Loans and leases	13,110,128	12,929,365	12,725,886	12,612,477	12,527,713	13,020,246	11,969,652
Total earning assets	15,720,859	15,642,309	15,604,029	15,537,037	15,332,806	15,681,801	14,699,194
Total assets	18,071,466	18,031,127	18,018,889	18,021,108	17,799,678	18,051,408	17,037,226
Deposits	12,867,874	12,640,550	12,602,430	12,588,697	12,471,296	12,754,840	11,912,917
Other short-term borrowings	728,497	817,816	810,517	748,841	726,309	772,910	684,218
Federal Home Loan Bank borrowings	1,041,577	1,155,637	1,166,765	1,072,555	1,082,293	1,098,292	1,033,794
Other long-term debt	496,240	508,541	560,906	727,382	686,492	502,356	680,107
Shareholders' equity	2,648,314	2,614,319	2,597,254	2,562,092	2,537,250	2,631,411	2,442,788

Income Statement
Net interest income	$148,097	$149,206	$155,304	$149,142	$152,670	$297,303	$286,792
Provision for loan and lease losses	12,000	12,000	13,000	16,000	16,000	24,000	35,000
Noninterest income	49,076	42,644	43,772	43,661	39,811	91,720	79,326
Noninterest expense	119,738	117,729	125,277	122,910	121,475	237,467	241,830
Income before taxes	65,435	62,121	60,799	53,893	55,006	127,556	89,288
Provision for income taxes	19,787	19,722	17,625	17,161	17,213	39,509	28,022
Net income	45,648	42,399	43,174	36,732	37,793	88,047	61,266
Basic earnings per common share	0.24	0.23	0.23	0.20	0.20	0.47	0.34
Diluted earnings per common share	0.24	0.23	0.23	0.20	0.20	0.47	0.34
Cash dividends paid per common share	0.08	0.00	0.14	0.06	0.05	0.08	0.08

Asset Quality
Net charge-offs (NCOs)	$9,784	$19,643	$15,877	$19,731	$20,102	$29,427	$32,472

Nonaccrual loans and leases	$105,110	$103,351	$97,767	$118,448	$127,250	$105,110	$127,250
Foreclosed real estate	18,349	22,557	26,245	28,641	31,302	18,349	31,302
Total nonperforming assets (NPAs)	$123,459	$125,908	$124,012	$147,089	$158,552	$123,459	$158,552

Restructured loans	$63,822	$65,773	$67,775	$56,823	$66,777	$63,822	$66,777
Loans and leases 90 days past due	7,203	6,396	8,209	8,451	11,203	7,203	11,203

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
(in thousands, except per share data)
						Six Months Ended
						June 30,
	2Q13	1Q13	4Q12	3Q12	2Q12	2013	2012
Credit Quality
NCOs / Average loans and leases	0.30%	0.62%	0.50%	0.62%	0.65%	0.46%	0.55%
NPAs / Loans and leases + foreclosed real estate	0.94%	0.97%	0.96%	1.16%	1.26%	0.94%	1.26%
ALLL / Nonaccrual loans and leases	169.91%	170.66%	188.22%	157.79%	149.81%	169.91%	149.81%
ALLL / Total loans and leases	1.36%	1.36%	1.43%	1.47%	1.51%	1.36%	1.51%

Profitability
Return on average assets	1.01%	0.95%	0.95%	0.81%	0.85%	0.98%	0.72%
Return on average equity	6.91%	6.58%	6.61%	5.70%	5.99%	6.75%	5.04%
Return on average tangible equity (1)	14.30%	13.87%	14.01%	12.41%	13.23%	14.09%	10.77%
Net interest margin	3.88%	3.97%	4.06%	3.92%	4.10%	3.92%	4.03%
Efficiency ratio (1)	59.57%	60.17%	60.96%	58.98%	60.21%	59.86%	60.77%

Per Share Data (EOP)
Closing share price	$12.85	$12.43	$10.48	$10.45	$10.28	$12.85	$10.28
Stated book value per common share	14.14	14.13	13.92	13.86	13.67	14.14	13.67
Tangible book value per common share (1)	7.13	7.10	6.88	6.82	6.59	7.13	6.59
Price/Book Value	90.86%	87.97%	75.31%	75.39%	75.20%	90.86%	75.20%
Price/Tangible Book Value	180.22%	175.07%	152.33%	153.23%	155.99%	180.22%	155.99%
Number of outstanding shares ('000)	187,023	186,800	186,554	186,465	186,221	187,023	186,221

Capital Ratios
Tangible common ratio (1)	8.21%	8.22%	7.94%	7.84%	7.61%	8.21%	7.61%
Tier 1 common ratio	10.41%	10.20%	9.94%	10.07%	9.97%	10.41%	9.97%
Leverage ratio	9.42%	9.23%	8.98%	8.97%	9.95%	9.42%	9.95%
Tier 1 capital ratio	11.54%	11.34%	11.08%	11.37%	12.63%	11.54%	12.63%
Total risk-based capital ratio	12.94%	12.88%	12.63%	13.14%	14.38%	12.94%	14.38%

(1) Non-GAAP based financial measures. Please refer to the calculations and management's reasons for using these measures in Appendix A - GAAP to Non-GAAP Reconciliation

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2013	2013	2012	2012	2012

Assets
Cash and due from banks	$367,902	$291,434	$277,042	$380,100	$412,282
Unrestricted short-term investments	30,759	38,662	39,550	24,826	31,239
Cash and cash equivalents	398,661	330,096	316,592	404,926	443,521
Interest-bearing deposits held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	5,356	4,304	4,423	3,679	5,485
Restricted short-term investments	45,341	68,020	75,203	76,103	67,650
Securities available for sale	2,343,429	2,400,626	2,577,901	2,763,477	2,719,186
Restricted investment in bank stocks	150,749	151,974	152,434	144,927	146,933
Loans and leases, net of deferred costs and fees	13,005,013	12,840,305	12,728,082	12,503,737	12,409,181
Loans held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	152,749	159,398	166,659	171,870	176,731
Less: Allowance for loan and lease losses	178,594	176,377	184,020	186,897	190,628
Net loans and leases	12,979,168	12,823,326	12,710,721	12,488,710	12,395,284
Premises and equipment, net	187,826	186,102	188,983	190,793	193,404
Other real estate and foreclosed assets	19,319	26,302	31,017	33,735	37,220
Accrued interest receivable	42,665	44,202	40,304	44,681	41,274
Bank-owned life insurance	451,278	450,351	450,270	448,866	449,023
Goodwill	1,275,439	1,275,439	1,270,359	1,268,761	1,269,205
Intangible assets with finite lives	35,737	38,209	41,332	44,549	47,831
Deferred income tax assets	7,999	7,594	4,685	30,682	47,914
Other assets	140,072	160,629	173,443	162,841	176,079
Total assets	$18,083,039	$17,967,174	$18,037,667	$18,106,730	$18,040,009
Liabilities and Shareholders' Equity
Deposits	$12,764,232	$12,691,432	$12,580,046	$12,725,379	$12,690,524
Federal Home Loan Bank short-term borrowings	1,070,000	948,000	1,098,000	1,000,000	900,000
Other short-term borrowings	706,065	786,251	817,577	762,257	648,675
Federal Home Loan Bank long-term borrowings	91,995	96,480	101,062	110,884	115,724
Other long-term debt	250,231	251,019	251,021	349,984	200,298
Junior subordinated debentures	154,964	154,946	154,927	171,370	346,393
Long-term debt of consolidated variable interest entities for which creditors do not have recourse to Susquehanna's general credit	83,807	95,594	107,453	118,399	131,591
Accrued interest, taxes, and expenses payable	78,211	61,265	81,808	72,060	83,102
Deferred income tax liabilities	31,694	29,694	14,475	0	0
Other liabilities	206,900	213,004	235,389	211,715	378,972
Total liabilities	15,438,099	15,327,685	15,441,758	15,522,048	15,495,279
Shareholders' equity:
Common stock	374,566	374,118	373,623	373,352	372,848
Treasury stock	(1,875)	(1,871)	(1,850)	(1,368)	(1,282)
Additional paid-in capital	1,649,636	1,648,062	1,645,958	1,645,692	1,643,474
Retained earnings	688,535	657,835	615,436	598,371	572,818
Accumulated other comprehensive loss	(65,922)	(38,655)	(37,258)	(31,365)	(43,128)
Total shareholders' equity	2,644,940	2,639,489	2,595,909	2,584,682	2,544,730
Total liabilities and shareholders' equity	$18,083,039	$17,967,174	$18,037,667	$18,106,730	$18,040,009

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Loans and Leases and Deposits
(in thousands)
	Loans and Leases
	06/30/13	03/31/13	12/31/12	09/30/12	06/30/12
Commercial, financial, and agricultural	$2,289,159	$2,312,660	$2,273,611	$2,168,708	$2,101,561
Real estate - construction	769,722	779,344	847,781	904,285	936,996
Real estate secured - residential	4,098,938	4,077,810	4,065,818	4,047,761	3,970,115
Real estate secured - commercial	4,029,454	3,971,438	3,964,608	3,947,447	4,034,109
Consumer	908,328	859,664	842,552	829,760	805,490
Leases	1,062,161	998,787	900,371	777,646	737,641
Total loans and leases	$13,157,762	$12,999,703	$12,894,741	$12,675,607	$12,585,912

	Deposits
	06/30/13	03/31/13	12/31/12	09/30/12	06/30/12
Demand	$1,931,874	$1,917,719	$1,973,664	$1,929,529	$1,940,990
Interest-bearing demand	5,868,390	5,936,099	5,829,147	5,717,663	5,423,198
Savings	1,086,184	1,077,446	1,032,293	1,009,110	1,007,157
Core deposits	8,886,448	8,931,264	8,835,104	8,656,302	8,371,345
Time less than $100	2,152,539	2,205,304	2,262,262	2,341,623	2,441,902
Time of $100 or more	1,725,245	1,554,864	1,482,680	1,727,454	1,877,277
Total deposits	$12,764,232	$12,691,432	$12,580,046	$12,725,379	$12,690,524

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Supplemental Loan and Lease Data
(in thousands)
	Nonaccrual Loans and Leases
	06/30/13	03/31/13	12/31/12	09/30/12	06/30/12
Commercial, financial, and agricultural	$10,810	$9,542	$10,464	$10,572	$16,076
Real estate - construction	13,243	18,945	14,817	22,534	25,985
Real estate secured - residential	31,945	30,372	28,440	30,740	31,723
Real estate secured - commercial	48,010	43,341	42,621	52,390	52,296
Consumer	40	37	43	211	263
Leases	1,062	1,114	1,382	2,001	907
Total nonaccrual loans and leases	$105,110	$103,351	$97,767	$118,448	$127,250

	Restructured Loans
	06/30/13	03/31/13	12/31/12	09/30/12	06/30/12
Commercial, financial, and agricultural	$9,200	$14,863	$8,744	$7,254	$9,130
Real estate - construction	334	937	940	943	3,979
Real estate secured - residential	23,207	20,172	23,224	20,828	16,494
Real estate secured - commercial	29,482	28,689	33,589	27,192	36,671
Consumer	1,599	1,112	1,278	606	503
Total restructured loans	$63,822	$65,773	$67,775	$56,823	$66,777

	Net Charge-offs (Recoveries)
	2Q 2013	1Q 2013	4Q 2012	3Q 2012	2Q 2012
Commercial, financial, and agricultural	$8,790	$8,041	$233	$3,757	$7,145
Real estate - construction	(555)	4,301	3,311	2,909	4,987
Real estate secured - residential	2,006	2,362	3,738	2,470	2,553
Real estate secured - commercial	(1,241)	3,881	6,704	9,439	4,485
Consumer	549	236	707	448	53
Leases	235	822	1,184	708	879
Total net charge-offs	$9,784	$19,643	$15,877	$19,731	$20,102

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share data)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2013	2013	2012	2012	2012	2013	2012

Net interest income	$148,097	$149,206	$155,304	$149,142	$152,670	$297,303	$286,792
Provision for loan and lease losses	12,000	12,000	13,000	16,000	16,000	24,000	35,000
Net interest income, after provision for loan and lease losses	136,097	137,206	142,304	133,142	136,670	273,303	251,792
Noninterest Income:
Service charges on deposit accounts	9,347	8,672	9,158	9,013	8,583	18,019	16,257
Vehicle origination and servicing fees	2,407	3,354	3,746	2,470	2,226	5,761	4,150
Wealth management commissions and fees	13,289	12,390	11,882	11,923	12,297	25,679	23,900
Commissions on property and casualty insurance sales	4,360	4,542	3,749	3,158	3,930	8,902	8,987
Other commissions and fees	6,686	5,237	6,680	5,387	4,800	11,923	9,443
Income from bank-owned life insurance	1,520	1,508	1,603	1,726	1,631	3,028	3,103
Mortgage banking revenue	3,998	4,110	4,835	5,113	4,343	8,108	7,856
Net realized gain (loss) on sales of securities	(71)	18	(200)	31	1,361	(53)	1,602
Other	7,540	2,813	2,319	4,840	640	10,353	4,028
Total noninterest income	49,076	42,644	43,772	43,661	39,811	91,720	79,326
Noninterest Expenses:
Salaries and employee benefits	66,888	63,034	66,865	62,236	64,524	129,922	122,482
Occupancy	11,154	11,215	11,345	11,350	11,725	22,369	22,536
Furniture and equipment	3,747	3,578	3,976	3,823	4,309	7,325	7,926
Professional and technology services	5,831	5,729	6,697	4,916	5,127	11,560	10,478
Advertising and marketing	2,369	3,203	3,029	2,947	3,287	5,572	6,341
FDIC insurance	4,541	3,798	5,264	5,275	4,769	8,339	9,947
Legal fees	1,810	1,870	2,178	2,012	1,907	3,680	3,960
Amortization of intangible assets	3,053	3,268	3,272	3,337	3,402	6,321	5,916
Vehicle lease disposal	1,313	1,290	1,361	1,401	1,745	2,603	3,580
Merger related	0	0	1,054	1,500	3,318	0	14,797
Loss on extinguishment of debt	0	0	409	5,451	0	0	0
Other	19,032	20,744	19,827	18,662	17,362	39,776	33,867
Total noninterest expenses	119,738	117,729	125,277	122,910	121,475	237,467	241,830
Income before income taxes	65,435	62,121	60,799	53,893	55,006	127,556	89,288
Provision for income taxes	19,787	19,722	17,625	17,161	17,213	39,509	28,022
Net Income	$45,648	$42,399	$43,174	$36,732	$37,793	$88,047	$61,266

Earnings per common share:
Basic	$0.24	$0.23	$0.23	$0.20	$0.20	$0.47	$0.34
Diluted	$0.24	$0.23	$0.23	$0.20	$0.20	$0.47	$0.34
Cash dividends per common share	$0.08	$0.00	$0.14	$0.06	$0.05	$0.08	$0.08
Average common shares outstanding:
Basic	186,812	186,607	186,353	186,214	187,616	186,710	179,471
Diluted	187,723	187,442	186,990	187,004	188,301	187,612	180,156

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
(in thousands)
Interest rates and interest differential-taxable equivalent basis

	Three Months Ended			Three Months Ended			Three Months Ended			Six Months Ended			Six Months Ended
	June 30, 2013			March 31, 2013			June 30, 2012			June 30, 2013			June 30, 2012
	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
Assets
Short-term investments	$106,740	$34	0.13	$109,349	$36	0.13	$100,861	$35	0.14	$108,037	$71	0.13	$103,722	$65	0.13
Investment securities:
Taxable(1)	2,107,031	10,830	2.06	2,202,136	11,426	2.10	2,329,950	14,054	2.43	2,154,321	22,256	2.08	2,248,264	27,844	2.49
Tax-exempt(1)(2)	396,960	5,478	5.54	401,459	5,529	5.59	374,282	5,571	5.99	399,197	11,008	5.56	377,556	11,358	6.05
Total investment securities	2,503,991	16,308	2.61	2,603,595	16,955	2.64	2,704,232	19,625	2.92	2,553,518	33,264	2.63	2,625,820	39,202	3.00
Loans and leases, (net):
Taxable(3)	12,690,334	156,560	4.95	12,501,991	156,853	5.09	12,148,763	162,812	5.39	12,596,683	313,413	5.02	11,606,955	308,032	5.34
Tax-exempt(2)(3)	419,794	5,326	5.09	427,374	5,371	5.10	378,950	5,134	5.45	423,563	10,755	5.12	362,697	9,957	5.52
Total loans and leases	13,110,128	161,886	4.95	12,929,365	162,224	5.09	12,527,713	167,946	5.39	13,020,246	324,168	5.02	11,969,652	317,989	5.34

Total interest-earning assets	15,720,859	178,229	4.55	15,642,309	179,215	4.65	15,332,806	187,606	4.92	15,681,801	357,503	4.60	14,699,194	357,256	4.89
Allowance for loan and lease losses	(179,273)			(184,909)			(190,095)			(182,075)			(190,700)
Other non-earning assets	2,529,880			2,573,727			2,656,967			2,551,682			2,528,732

Total assets	$18,071,466			$18,031,127			$17,799,678			$18,051,408			$17,037,226

Liabilities
Deposits:
Interest-bearing demand	$5,983,543	4,219	0.28	$5,895,120	4,622	0.32	$5,479,962	5,292	0.39	$5,939,576	8,842	0.30	$5,235,126	11,009	0.42
Savings	1,080,427	294	0.11	1,048,881	279	0.11	1,004,829	332	0.13	1,064,741	572	0.11	967,164	661	0.14
Time	3,892,237	11,653	1.20	3,778,086	11,232	1.21	4,064,876	11,406	1.13	3,835,477	22,886	1.20	3,905,863	23,433	1.21
Other short-term borrowings	728,497	2,154	1.19	817,816	2,153	1.07	726,309	2,179	1.21	772,910	4,306	1.12	684,218	4,301	1.26
FHLB borrowings	1,041,577	3,754	1.45	1,155,637	3,672	1.29	1,082,293	3,459	1.29	1,098,292	7,427	1.36	1,033,794	6,417	1.25
Long-term debt	496,240	4,239	3.43	508,541	4,236	3.38	686,492	8,522	4.99	502,356	8,475	3.40	680,107	17,182	5.08

Total interest-bearing liabilities	13,222,521	26,313	0.80	13,204,081	26,194	0.80	13,044,761	31,190	0.96	13,213,352	52,508	0.80	12,506,272	63,003	1.01
Demand deposits	1,911,667			1,918,463			1,921,629			1,915,046			1,804,764
Other liabilities	288,964			294,264			296,038			291,599			283,402

Total liabilities	15,423,152			15,416,808			15,262,428			15,419,997			14,594,438

Equity	2,648,314			2,614,319			2,537,250			2,631,411			2,442,788

Total liabilities & shareholders' equity	$18,071,466			$18,031,127			$17,799,678			$18,051,408			$17,037,226

Net interest income / yield on average earning assets		$151,916	3.88		$153,021	3.97		$156,416	4.10		$304,995	3.92		$294,253	4.03
Taxable equivalent adjustment		(3,819)			(3,815)			(3,746)			(7,692)			(7,461)
Net interest income - as reported		$148,097			$149,206			$152,670			$297,303			$286,792

(1)

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2)	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
(3)	Average loan balances include non-accrual loans.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation						Six Months Ended
(Dollars and share data in thousands)						June 30,
	2Q13	1Q13	4Q12	3Q12	2Q12	2013	2012
Efficiency Ratio
Other expense	$119,738	$117,729	$125,277	$122,910	$121,475	$237,467	$241,830
Less: Merger related expenses	0	0	(1,054)	(1,500)	(3,318)	0	(14,797)
Loss on extinguishment of debt	0	0	(409)	(5,451)	0	0	0
Noninterest operating expense (numerator)	$119,738	$117,729	$123,814	$115,959	$118,157	$237,467	$227,033

Taxable-equivalent net interest income	$151,916	$153,021	$159,332	$152,948	$156,416	$304,995	$294,253
Other income	49,076	42,644	43,772	43,661	39,811	91,720	79,326
Denominator	$200,992	$195,665	$203,104	$196,609	$196,227	$396,715	$373,579
Efficiency ratio	59.57%	60.17%	60.96%	58.98%	60.21%	59.86%	60.77%

The efficiency ratio is a non-GAAP based financial measure. Management excludes merger-related expenses and certain other selected items when calculating this ratio, which is used to measure the relationship of operating expenses to revenues.

Tangible Common Ratio
End of period balance sheet data
Shareholders' equity	$2,644,940	$2,639,489	$2,595,909	$2,584,682	$2,544,730	$2,644,940	$2,544,730
Goodwill and other intangible assets (1)	(1,265,016)	(1,266,610)	(1,263,563)	(1,263,361)	(1,267,630)	(1,265,016)	(1,267,630)
Tangible common equity (numerator)	$1,379,924	$1,372,879	$1,332,346	$1,321,321	$1,277,100	$1,379,924	$1,277,100

Assets	$18,083,039	$17,967,174	$18,037,667	$18,106,730	$18,040,009	$18,083,039	$18,040,009
Goodwill and other intangible assets (1)	(1,265,016)	(1,266,610)	(1,263,563)	(1,263,361)	(1,267,630)	(1,265,016)	(1,267,630)
Tangible assets (denominator)	$16,818,023	$16,700,564	$16,774,104	$16,843,369	$16,772,379	$16,818,023	$16,772,379
Tangible common ratio	8.21%	8.22%	7.94%	7.84%	7.61%	8.21%	7.61%

The tangible common ratio is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP-based measure is the ratio of common shareholders’ equity to total assets. In order to calculate tangible common shareholders equity and assets, our management subtracts the intangible assets from both the common shareholders’ equity and total assets. Tangible common equity is then divided by the tangible assets to arrive at the ratio. Management uses the ratio to assess the strength of our capital position.

(1) Net of applicable deferred income taxes

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation						Six Months Ended
(Dollars and share data in thousands)						June 30,
	2Q13	1Q13	4Q12	3Q12	2Q12	2013	2012
Return on Average Tangible Equity
Income statement data
Net income	$45,648	$42,399	$43,174	$36,732	$37,793	$88,047	$61,266
Amortization of intangibles, net of taxes at 35%	1,984	2,124	2,127	2,169	2,211	4,109	3,845
Net tangible income (numerator)	$47,632	$44,523	$45,301	$38,901	$40,004	$92,156	$65,111

Average balance sheet data
Shareholders' equity	$2,648,314	$2,614,319	$2,597,254	$2,562,092	$2,537,250	$2,631,411	$2,442,788
Goodwill and other intangible assets	(1,312,257)	(1,312,662)	(1,311,192)	(1,315,071)	(1,320,658)	(1,312,458)	(1,226,501)
Tangible common equity (denominator)	$1,336,057	$1,301,657	$1,286,062	$1,247,021	$1,216,592	$1,318,953	$1,216,287

Return on equity (GAAP basis)	6.91%	6.58%	6.61%	5.70%	5.99%	6.75%	5.04%
Effect of goodwill and other intangibles	7.39%	7.29%	7.40%	6.71%	7.24%	7.34%	5.73%
Return on average tangible equity	14.30%	13.87%	14.01%	12.41%	13.23%	14.09%	10.77%

Return on average tangible equity is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP-based measure is return on average equity. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios.

Tangible Book Value per Common Share
End of period balance sheet data
Shareholders' equity	$2,644,940	$2,639,489	$2,595,909	$2,584,682	$2,544,730	$2,644,940	$2,544,730
Goodwill and other intangible assets	(1,311,176)	(1,313,648)	(1,311,691)	(1,313,310)	(1,317,036)	(1,311,176)	(1,317,036)
Tangible common equity (numerator)	$1,333,764	$1,325,841	$1,284,218	$1,271,372	$1,227,694	$1,333,764	$1,227,694

Common shares outstanding (denominator)	187,023	186,800	186,554	186,465	186,221	187,023	186,221

Tangible book value per common share	$7.13	$7.10	$6.88	$6.82	$6.59	$7.13	$6.59

Tangible book value per share is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP based measure is book value per share. In order to calculate tangible book value per share, we divide tangible common equity, which is a non-GAAP based measure calculated as common shareholders’ equity less intangible assets, by the number of shares of common stock outstanding. In contrast, book value per share is calculated by dividing total common shareholders’ equity by the number of shares of common stock outstanding. Management uses tangible book value per share to assess our capital position and ratios.

CONTACT:
Susquehanna Bancshares, Inc.
INVESTOR RELATIONS:
Carl D. Lundblad, Senior Vice President
717-625-6207
or
MEDIA RELATIONS:
Stephen Trapnell, Director of Corporate Communications
717-625-6548